Exhibit 1.1

PERRIGO COMPANY

2.950% NOTES DUE 2023

UNDERWRITING AGREEMENT

MAY 9, 2013

May 9, 2013

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Perrigo Company, a Michigan corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture (the “Base Indenture”) and first supplemental indenture thereto (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) specified in Schedule I hereto between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated May 7, 2013 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,”

“amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

The term “Contract Securities” means the Securities, if any, to be purchased pursuant to the delayed delivery contracts substantially in the form of Schedule III hereto, with such changes therein as the Company may approve (the “Delayed Delivery Contracts”). The term “Underwriters’ Securities” means the Securities other than Contract Securities.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of

Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each “significant subsidiary,” as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act (each a “Subsidiary”) of the Company has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or similar organizational power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business as a foreign corporation or other entity and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other ownership interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise described in the Time of Sale Prospectus.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Delayed Delivery Contracts, if any, have been duly authorized and, when executed and delivered by the Company, will be valid and binding agreements of, the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h) The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized, and when duly executed and delivered by the Company, will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, in the case of the Underwriters’ Securities, or by institutional investors in accordance with the terms of the Delayed Delivery Contracts, in the case of the Contract Securities, will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Securities and the Delayed Delivery Contracts, if any, will not contravene any provision of (i) applicable law or (ii) the certificate of incorporation or by-laws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i) or (iv), as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Securities or the Delayed Delivery Contracts, except such as have already been obtained or will be obtained prior to the Closing Date or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (including, without limitation, any proceedings before the United States Food and Drug Administration or comparable Federal, state, local or foreign governmental bodies) (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus used in connection with offering of the Securities complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of (i), (ii) and (iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) Except as otherwise described in the Company’s quarterly report on Form 10-Q for the period ended March 30, 2013, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(r) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s) (i) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any written notice of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(u) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) No material dispute with the employees of the Company or any of its subsidiaries exists, and to its knowledge there is no existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) The Company and its subsidiaries own or possess a valid right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secret, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company and its subsidiaries in, and material to the conduct of, the Company’s and its subsidiaries’ business as now conducted or as proposed in the Time of Sale Prospectus to be conducted, except where the failure to so own, or have the right to use such Intellectual Property would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. There is no material infringement by third parties of any of the Company’s or its subsidiaries’ Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or threatened against the Company or any of its subsidiaries (i) challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company or any of its subsidiaries or (iii) alleging that the operation of the Company’s or its subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party and in the case of (i), (ii) and (iii) which infringement, invalidity, inadequacy or violation would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

(x) The Company and each of its subsidiaries possess such valid and current certificates, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now or proposed to be conducted, except for such certificates, permits, licenses, approvals, consents and other authorizations, the failure of which to have, would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(z) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aa) The statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities” insofar as relevant to the offering of the Securities and (B) the Prospectus under the captions and “Underwriters” and (C) the Registration Statement in Item 15, in each case fairly summarize in all material respects such matters, documents or proceedings.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

3. Delayed Delivery Contracts. If the Prospectus provides for sales of Securities pursuant to Delayed Delivery Contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to Delayed Delivery Contracts. Delayed Delivery Contracts may be entered into only with institutional investors approved by the Company of the types set forth in the Prospectus. On the Closing Date, the Company will pay to you as compensation for the accounts of the Underwriters the commission set forth in Schedule I hereto in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contracts.

If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the aggregate principal amount of Securities to be purchased by the several Underwriters shall be reduced by the aggregate principal amount of Contract Securities; such reduction shall be applied to the commitment of each Underwriter pro rata in proportion to the principal amount of Securities set forth opposite such Underwriter’s name in the Schedule II hereto, except to the extent that you determine that such reduction shall be applied in other proportions and so advise the Company; provided that the total principal amount of Securities to be purchased by all Underwriters shall be the aggregate principal amount set forth above, less the aggregate principal amount of Contract Securities. The Company will advise you not later than the business day prior to the Closing Date of the aggregate principal amount of Contract Securities.

4. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

5. Payment and Delivery. Payment for the Underwriters’ Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Underwriters’ Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Underwriters’ Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes, if any, payable in connection with the transfer of the Underwriters’ Securities to the Underwriters duly paid.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the debt securities of the Company or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, outside counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit A.

(d) The Underwriters shall have received on the Closing Date an opinion of Warner Norcross & Judd LLP, Michigan counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

(e) The Underwriters shall have received on the Closing Date an opinion of Todd Kingma, general counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

(f) The Underwriters shall have received on the Closing Date an opinion of O’Melveny & Myers LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you and with respect to such matters as you may reasonably request.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate of the chief financial officer of the Company, in form and substance satisfactory to the Underwriters, with respect to certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, except as may be required by law.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided, however, that in connection therewith (i) the Company shall not be required to qualify as a foreign corporation or to file a general consent to service to process in any jurisdiction in which it is not so qualified and (ii) the Company will not be required to subject itself to taxation in any jurisdiction in which it is not otherwise subject to tax.

(h) To the extent not available on the Commission’s EDGAR filing system (or any successor system), to make generally available to the Company’s security holders and to you as soon as practicable an earning statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution,” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j) [Reserved.]

(k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(l) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, provided that the failure to so notify the indemnifying party (i) will not relieve it from liability under Section 9(a) or 9(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in Section 9(a) or (b) above. The indemnifying party shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof and, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel reasonably incurred in connection with such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them and/or legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in each relevant jurisdiction) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters’ Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Underwriters’ Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Underwriters’ Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Underwriters’ Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters’ Securities and the aggregate principal amount of Underwriters’ Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Underwriters’ Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Underwriters’ Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

PERRIGO COMPANY

By:	/s/ Judy Brown
Name:	Judy Brown
Title:	Executive Vice President, and Chief Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED WELLS FARGO SECURITIES, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Doug Muller
Name:	Doug Muller
Title:	Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

2

SCHEDULE I

Managers:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Managers authorized to release lock-up under Section 7(k):	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Managers authorized to appoint counsel under Section 9(c):	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Indenture:	Indenture to be dated as of May 16, 2013 between the Company and the Trustee

Supplemental Indenture:	First Supplemental Indenture to be dated as of May 16, 2013 between the Company and the Trustee

Trustee:	Wells Fargo Bank, National Association

Registration Statement File No.:	333-188395

Time of Sale Prospectus

1.      Prospectus dated May 7, 2013 relating to the Shelf Securities

2.      the preliminary prospectus supplement dated May 9, 2013 relating to the Securities

3.      the free writing prospectus filed by the Company under Rule 433(d) of the Securities Act on May 9, 2013

Securities to be purchased:	2.950% Notes due 2023

Aggregate Principal Amount:	$600,000,000

Purchase Price:	98.835% of the principal amount of the Securities, plus accrued interest, if any, from May 16, 2013

Maturity:	May 15, 2023

Interest Rate:	2.95% per annum, accruing from May 16, 2013

Interest Payment Dates:	May 15 and November 15 commencing November 15, 2013

Closing Date and Time:	May 16, 2013 9:00 a.m. EDT

Closing Location:	O’Melveny & Myers LLP 7 Times Square New York, New York 10036

Address for Notices to the Managers:

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Facsimile: (212) 507–8999

Attention: Investment Banking Division

Merrill Lynch, Pierce, Fenner & Smith

        Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, New York 10020

Facsimile: 212-901-7881

Attention: High Grade Debt Capital

Markets Transaction

Management/Legal

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Facsimile: 704-410-0326

Attention: Transaction Management

with a copy to: O’Melveny & Myers LLP 7 Times Square New York, New York 10036 Facsimile: 212-326-2061 Attention: Michael J. Schiavone, Esq. William B. Kuesel, Esq.

Address for Notices to the Company:

Perrigo Company

515 Eastern Avenue

Allegan, Michigan 49010

Attention: Todd W. Kingma, Executive

Vice President, General Counsel and

Secretary

With a copy to:

Fried, Frank, Harris, Shriver &

Jacobson LLP

1 New York Plaza

New York, New York 10004

Facsimile: 212-859-4000

Attention: Stuart H. Gelfond, Esq.

SCHEDULE II

Underwriter	Principal Amount of Securities To Be Purchased
Morgan Stanley & Co. LLC	$200,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$139,500,000
Wells Fargo Securities, LLC	$139,500,000
J.P. Morgan Securities LLC	$34,500,000
HSBC Securities (USA) Inc.	$27,000,000
Fifth Third Securities, Inc.	$12,000,000
Hapoalim Securities USA, Inc.	$12,000,000
PNC Capital Markets LLC	$12,000,000
RBS Securities Inc.	$12,000,000
U.S. Bancorp Investments, Inc.	$9,000,000
Comerica Securities, Inc.	$2,250,000

Total	$600,000,000

II-1

SCHEDULE III

DELAYED DELIVERY CONTRACT

                , 2013

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from Perrigo Company, a Michigan corporation (the “Company”), and the Company agrees to sell to the undersigned the Company’s securities described in Schedule A annexed hereto (the “Securities”), offered by the Company’s Prospectus dated May 7, 2013 and Prospectus Supplement dated May 9, 2013, receipt of copies of which are hereby acknowledged, at a purchase price stated in Schedule A and on the further terms and conditions set forth in this Agreement. The undersigned does not contemplate selling Securities prior to making payment therefor.

The undersigned will purchase from the Company Securities in the principal amount and numbers on the delivery dates set forth in Schedule A. Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date.”

Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company in Federal or other funds immediately available in New York City at the office of             , New York, N.Y., at 10:00 a.m. (New York City time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the “Underwriters”) named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned as its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

III-1

Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this agreement.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

If this Agreement is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding agreement, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Very truly yours,

(Purchaser)

By:

(Title)

(Address)

Accepted:

PERRIGO COMPANY

By:
Name:
Title:

PURCHASER — PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

Name	Telephone No. (Including Area Code)	Department

SCHEDULE A

Securities:

Principal Amounts to be Purchased:

Purchase Price:

Delivery:

III-Schedule A-1